Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Perspective Therapeutics, Inc., a Delaware corporation (the "Company"), hereby certifies that, in connection with the Annual Report of the Company on Form 10-K for the period ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2024

/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor
Chief Executive Officer
(Principal Executive Officer)

 Dated: March 28, 2024

/s/ Jonathan Hunt
Jonathan Hunt
Chief Financial Officer
(Co-Principal Financial Officer)

Dated: March 28, 2024

/s/ Mark J. Austin
Mark J. Austin
Vice President of Finance and Corporate Controller, Corporate Secretary
(Co-Principal Financial and Principal Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.